Execution Copy

MEMBERSHIP  INTERESTS PURCHASE AGREEMENT

BY AND BETWEEN

WELLHEAD ELECTRIC EQUIPMENT, LLC

MMC ENERGY, INC.

Dated: November 26, 2008

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SECTION 10.7	Governing Law	16
SECTION 10.8	Counterparts	16
SECTION 10.9	Headings	16
SECTION 10.10	Entire Agreement	16
SECTION 10.11	Assignment	16
SECTION 10.12	Survival of Representations and Warranties, Etc	17
SECTION 10.13	Limitation on Liability	17
SECTION 10.14	Disclaimer of Warranties and Representations	17
SECTION 10.15	Post-Closing; Covenants/Indemnification	17
SECTION 10.16	Jurisdiction and Venue	17

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MEMBERSHIP INTERESTS PURCHASE AGREEMENT

THIS MEMBERSHIP INTERESTS PURCHASE AGREEMENT (this “Agreement”), dated November 26, 2008, by and among Wellhead Electric Equipment, LLC, a Delaware limited liability company (“Buyer”) and MMC Energy, Inc., a Delaware corporation (“Seller”).  Wellhead Electric Company, Inc., a California corporation (“Wellhead”), shall be a party to this Agreement solely for the purposes of Section 10.15.

RECITALS:

WHEREAS, Seller is the record and beneficial owner of 100% of the membership interests  (the “Interests”) of MMC Escondido II, LLC, a Delaware limited liability company (the “Company”), representing all of the issued and outstanding equity interests of the Company;

WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Interests in accordance with the provisions of this Agreement;

WHEREAS, Buyer and Seller desire to make certain representations, warranties and agreements in connection with the sale and acquisition of the Interests and also desire to set forth various conditions precedent thereto;

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1    Definitions.  For purposes of this Agreement, the term:

(a)           “Affiliate” means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, another person.

(b)           “Buyer” has the meaning set forth in the introduction.

(c)           “Closing” has the meaning set forth in Section 7.1.

(d)           “Closing Date” has the meaning set forth in Section 7.1.

(e)            “Company” has the meaning set forth in the recitals.

(f)            “Confidentiality Agreement” has the meaning set forth in Section 5.4.

(g)           “contract” means any contract, agreement, indenture, note, bond, loan, instrument, lease, conditional sales contract, mortgage, license, franchise, insurance policy, commitment or other arrangement or agreement.

(h)           “Damages” has the meaning set forth in Section 9.1.

(i)            “Deposit” shall mean $1,500,000.00.

(j)            “Escrow Agent” means U.S. Bank, National Association.

(k)           “Escrow Agreement” means the escrow agreement to be entered into on the date hereof among Buyer, Seller and Escrow Agent which shall govern release of the Deposit to Buyer on the Closing Date, a copy of which is set forth as Exhibit A.

(l)            “Financial Statements” has the meaning set forth in Section 3.8.

(m)          “GAAP” has the meaning set forth in Section 3.8.

(n)           “GECC Loan Agreement” means that Loan and Security Agreement dated as of June 30, 2008 by and among MMC Chula Vista II, LLC as a Borrower, the Company as a Borrower, Seller, the Lenders Party thereto and General Electric Capital Corporation (as Administrative Agent).

(o)           “GEPP” means GE Packaged Power, Inc.

(p)           “GE Payment” means the payment to be made to GEPP in the amount of $1,528,250 in satisfaction of the Permitted Lien.

(q)           “Governing Instruments” means the Certificate of Formation or Incorporation, Articles of Organization, Operating Agreement, Bylaws or comparable governing documents.

(r)           “Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

(s)           “Indemnified Party” has the meaning set forth in Section 9.1.

(t)            “Indemnifying Party” has the meaning set forth in Section 9.1.

(u)           “Interests” has the meaning set forth in the recitals.

(v)           “Joint Written Direction” has the meaning set forth in the Escrow Agreement.

(w)          “knowledge” of Seller means the actual knowledge of any fact, circumstance or condition, by any of Michael Hamilton, Harry Scarborough or Denis Gagnon.

(x)           “Lien” means, with respect to any asset, any mortgage, title defect or objection, lien, pledge, charge, security interest, encumbrance or hypothecation in respect of such asset.

(y)           “LM6000 Contract” means that GE Packaged Power, Inc. Contract for U.S. Based Sale of Equipment & Services MMC Energy Inc. Escondido Energy Upgrade Project dated 15 May 2008 between GEPP and Seller as assigned to the Company pursuant to the Assignment and Assumption Agreement, dated as of June 25, 2008 (the “Assignment”), among Seller and the Company, a true and complete copy, including the Assignment, is set forth as Exhibit B.

(z)            “Permitted Lien” means the purchase money obligations in an amount not to exceed $1,528,250 in favor of GEPP.

(aa)          “person” means an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or, as applicable, any other entity.

(bb)         “Purchase Price” has the meaning set forth in Section 2.2(a).

(cc)         “Seller” has the meaning set forth in the introduction.

(dd)         “Seller’s Closing Payment” means $12,254,250, subject to the adjustment set forth in Section 2.2(d).

(ee)         “Third Party Claim” has the meaning set forth in Section 9.2.

ARTICLE II

THE ACQUISITION

SECTION 2.1    Purchase and Sale of the Interests.  On the terms and subject to the conditions hereof, at the Closing, Seller will sell, assign, transfer and convey to Buyer, all right, title and interest of Seller in and to the Interests and as a member of the Company and Buyer will purchase and acquire from Seller, all right, title and interest of Seller in and to the Interests and as a member of the Company, free and clear of all Liens.

SECTION 2.2    Purchase Price

(a)           Determination of the Purchase Price.  Subject to adjustment as provided in Section 2.2(d), the aggregate purchase price payable by Buyer to Seller for the Interests shall be $15,282,500, representing the sum of the Deposit ($1,500,000), the GE Payment ($1,528,250) and the Seller’s Closing Payment ($12,254,250) (the “Purchase Price”) in cash.

(b)           Deposit.  On the date hereof, Buyer shall transmit by wire transfer to the Escrow Agent the Deposit in immediately available funds.  The Deposit shall be held by Escrow Agent pursuant to the Escrow Agreement.

(c)           Payment of the Purchase Price.  The Buyer shall pay the Purchase Price as follows on the Closing Date:  Pursuant to the Escrow Agreement and the terms hereof, Buyer and Seller shall issue a Joint Written Direction to the Escrow Agent to cause it to release the Deposit to the Seller on the Closing Date and Buyer shall deliver the Seller’s Closing Payment by wire transfer of immediately available funds to such account or accounts as Seller shall have designated in writing prior to the Closing Date.  On or after the Closing Date, Buyer shall deliver the GE Payment to GEPP.

(d)           Adjustment for Debt; Sales Tax.  The Purchase Price has been determined on the assumption that the Company will be debt-free at Closing (other than the purchase money obligations represented by the Permitted Lien) and that the transfer to the Company of the Gas Turbine under the LM6000 Contract shall be free and clear of sales or use taxes.  Accordingly, the Purchase Price (and to the extent known prior to Closing, the Seller’s Closing Payment) will be reduced by the amount of indebtedness for borrowed money or other debt (other than the purchase money obligations represented by the Permitted Lien), owed by the Company at the Closing or by any amount of sales tax paid or incurred by the Company in respect of the transfer to the Company of the Gas Turbine under the LM6000 Contract thereafter.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer as set forth below.

SECTION 3.1    Organization and Qualification.  The Company is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with all requisite power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted.  The Company is qualified or licensed to do business and is in good standing in every jurisdiction where the nature of the business conducted by it or the properties owned or leased by it requires qualification.

SECTION 3.2    Authorization.

(a)           Seller has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by Seller, the performance by Seller of its obligations hereunder, and the consummation by Seller of the transactions contemplated hereby, have been duly authorized by the member of Seller.  No other action on the part of Seller is necessary to authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by Seller and constitutes a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except to the extent that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

SECTION 3.3    No Violation.  Except as set forth in Schedule 3.3, none of  the execution and delivery of this Agreement by Seller, the performance by Seller of its obligations hereunder or the consummation by Seller of the transactions contemplated hereby will (a) violate, conflict with or result in any breach of any provision of the Governing Instruments of Seller or Company, (b) violate, conflict with or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under the terms, conditions or provisions of any note, bond, mortgage, indenture or deed of trust, or any material license, lease or agreement to which Seller or the Company is a party or (c) violate any order, writ, judgment, injunction, decree, statute, rule or regulation of any court or Governmental Authority applicable to Seller or the Company.

SECTION 3.4    Capitalization of the Company.  The authorized equity capital of the Company consists solely of  the Interests, all of which are owned by Seller and have been validly issued. There are no options, warrants, calls, subscriptions, conversion or other rights, agreements or commitments obligating the Company to issue any additional Interests or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any Interests of other equity capital of the Company.  Upon consummation of the transactions contemplated by this Agreement, the Buyer shall be the holder of one hundred percent (100%) of the issued and outstanding equity of the Company, free and clear of all Liens.

SECTION 3.5    Subsidiaries.  The Company has no Subsidiaries nor any direct or indirect equity ownership in any person.

SECTION 3.6   Organizational Documents.  The Certificate of Formation of the Company and the Limited Liability Company Agreement of the Company in the forms attached as Exhibits C and D, respectively, are complete and correct.

SECTION 3.7    Consents and Approvals.  Except as set forth on Schedule 3.7, no filing or registration with, no notice to and no permit or authorization, of any Governmental Authority or consent, approval or release of any other person is necessary for the consummation by Seller of the transactions contemplated by this Agreement.

SECTION 3.8    Financial Statements.  Seller has delivered to Buyer (a) copies of the balance sheet of the Company as of October 31, 2008, together with the related statements of operations and retained earnings for interim fiscal period since inception then ended (the “Financial Statements”).  Except as set forth in Schedule 3.8, the Financial Statements (i) were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis (“GAAP”) throughout the periods covered thereby, except as otherwise noted thereon or disclosed in Schedule 3.8, and (ii) present fairly in all material respects the financial position and results of operations and cash flows of the Company  and as of such date and for the period then ended.

SECTION 3.9    Absence of Certain Changes.  Except for matters relating to the transactions contemplated by this Agreement, since October 31, 2008, the Company has not suffered any change in its business, operations or financial position.

SECTION 3.10  Brokers’ Fees and Commissions.  Except for Merriman Curhan Ford & Co., whose fees will be paid by Seller, neither the Seller nor the Company or any of their respective Affiliates, directors, officers, employees or agents has employed any investment banker, broker or finder in connection with the transactions contemplated hereby.

SECTION 3.11  Taxes.  The Company has duly filed with the appropriate government agencies all of the income, sales, use, employment, property, excise and other tax returns and reports required to be filed by it as of the date hereof, and will duly file all such returns and reports as are required to be filed by it on or before the Closing Date.  In all material respects, all such returns and reports are and will be accurate, true, correct and complete.  No waiver of any statute of limitations relating to taxes has been executed or given by the Company.  No federal tax return of the Company is currently under audit by the Internal Revenue Service, no other tax return of the Company is currently under audit by any other taxing authority and no elections, consents, waivers, conventions or agreements have been filed or entered into in respect of any tax or taxing authority.  Neither the Internal Revenue Service nor any other taxing authority is now asserting or, to Seller’s knowledge, threatening to assert against the Company any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith.  The transfer to the Company of the Gas Turbine under the LM6000 Contract shall be free and clear of any sales or use tax.

SECTION 3.12  Title to Assets.  All of the assets of the Company are listed on Schedule 3.12.  The Company has good and marketable title to all of its assets, in each case, free and clear of all Liens except as set forth on Schedule 3.12.  Upon delivery under the LM6000 Contract of the General Electric gas turbine model LM6000 and ancillary equipment as described in Attachment 2 to the LM6000 Contract (collectively, the “Gas Turbine”), the Company will have good and marketable title to the Gas Turbine, free and clear of all Liens, except Permitted Liens and any other Liens created by Buyer.  GEPP has advised Seller that it expects to issue its Notice of RTS (as defined in the LM6000 Contract) on December 8, 2008.

SECTION 3.13  Litigation Defaults and Conflicts.  Except as set forth in Schedule 3.13, there are no lawsuits, claims, proceedings or investigations pending or, to Seller’s knowledge, threatened by or against the Company or administrative proceedings to which the Company is a party.  The Company is not in violation of, or default under any law or regulation, or any order of any Governmental Authority or arbitrative tribunal, wherever located and there are no judgments or decrees or orders entered in any suit or proceeding brought by any Governmental Authority or any other party enjoining the Company in respect of any business practice or the conduct of business in any area.  The Company is and at all times in the past has been in material compliance with all applicable federal, state and local laws, statutes and regulations and neither the Company nor Seller has received any notice or other communication regarding the actual, alleged or potential violation of any such law, statute or regulation.

SECTION 3.14  Licenses.  The Company holds all governmental authorizations, licenses, and permits which it requires in connection with the conduct of its business as currently conducted or has been conducted to date, each of which has been set forth on Schedule 3.14 hereto.  The Company has applied for reseller permits and/or exemption certificates from the States of California and Texas and the Company will supply copies of each to Buyer prior to Closing.  Copies of each license, permit and any other governmental authorization, and resellers or exemption certificates which the Company currently holds and maintains have been provided to Buyer.

SECTION 3.15  Ownership of Interests.  Except for the pledge listed on Schedule 3.15, which shall be released as a condition to the Closing, Seller owns the Interests free and clear of any Liens, and is not a party to any voting trust, proxy or other agreement with respect to the voting of any of the Interests.

SECTION 3.16  Material Contracts.  Exhibit B is a true and complete copy of the LM6000 Contract and the Assignment, together with all amendments, waivers or other changes thereto.  The LM6000 Contract and the GECC Loan Agreement are the only contracts to which the Company is a party.  The LM6000 Contract is a legal, valid and binding agreement, enforceable against the Company and GEPP in accordance with its terms, except to the extent that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.  The LM6000 Contract is not in default by its terms and has not been canceled by either party.  None of the parties to the LM6000 Contract has advised Seller, whether in writing or orally, that it intends to terminate or change such contract whether as a result of the transaction contemplated hereby or for any other reason.  The Closing of the transactions contemplated by this Agreement will not affect the legality, validity or binding nature of the LM6000 Contract nor render it unenforceable.

SECTION 3.17  Company Operations, Assets and Liabilities.  Company has been used solely for the purpose of receiving the Assignment of the LM6000 Contract and related Gas Turbine and acting as borrower under the GECC Loan Agreement, has not had any employees or operations since it was organized and has no assets other than those set forth on Schedule 3.12.  Except as set forth on Schedule 3.17, the Company does not have any liability, indebtedness, obligation, expense, claim deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or otherwise.

SECTION 3.18  Full Disclosure.  No statement contained herein contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained herein not misleading.  To the knowledge of Seller, no written information delivered by or on behalf of Seller (or in connection with any transaction contemplated hereby) to Buyer in connection with the negotiation of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement contained therein not misleading. Notwithstanding the foregoing, Buyer acknowledges that Seller makes no representation or warranty under this Section 3.18 in connection with any written information not prepared by either Seller or its counsel, including but not limited to the LM6000 Contract and all related schedules, appendices, attachments, annexes and exhibits.

ARTICLE IV

REPRESENTATIONS AND
WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller as set forth below.

SECTION 4.1    Organization and Qualification.  Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted.

SECTION 4.2    Authorization.  Buyer has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  No action on the part of Buyer is necessary to authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by Buyer and constitutes a valid and binding obligation of Buyer, enforceable against it in accordance with its terms, except to the extent that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

SECTION 4.3    No Violation.  None of the execution and delivery of this Agreement by Buyer, the performance by Buyer of its obligations hereunder or the consummation by Buyer of the transactions contemplated hereby will (a) violate, conflict with or result in any breach of any provision of the Governing Instruments of Buyer, (b) violate, conflict with or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under the terms, conditions or provisions of any note, bond, mortgage, indenture or deed of trust, or any material license, lease or agreement to which Buyer is a party or (c) violate any order, writ, judgment, injunction, decree, statute, rule or regulation of any court or Governmental Authority applicable to Buyer.

SECTION 4.4    Consents and Approvals.  So long as Seller has included on Schedule 3.7 and made or obtained all filings, registrations with, notices to, permits or authorization of any Governmental Authority or consent, approval or release of any other person necessary for the consummation by Seller of the transaction contemplated by this Agreement, no additional filing or registration with, no notice to and no permit or authorization, of any Governmental Authority or consent, approval or release of any other person is necessary for the consummation by Buyer of the transactions contemplated by this Agreement.

SECTION 4.5    Brokers’ Fees and Commissions.  Neither Buyer nor any of its Affiliates, directors, officers, employees or agents has employed any investment banker, broker or finder in connection with the transactions contemplated hereby.

SECTION 4.6    Purchase for Investment.  Buyer is acquiring the Interests for its own account for investment purposes and not with a view of the distribution of the Interests.  Buyer has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Interests.  Buyer is an “accredited investor” as defined in Rule 501 of the Securities Act of 1933, as amended.  Buyer will not, directly or indirectly, dispose of the Interests except in compliance with applicable federal and state securities laws.

ARTICLE V

COVENANTS

SECTION 5.1    Conduct of Business of the Company Prior to the Closing.  Except as contemplated by this Agreement or with the prior written consent of Buyer during the period from the date of this Agreement to the Closing, Seller will cause the Company to use commercially reasonable efforts to maintain in full force and effect, and to take no action that would result in a default under (with or without due notice or lapse of time or both) the LM6000 Contract and otherwise preserve intact and take no other action with respect to the Company. Without limiting the generality of the foregoing, and except as otherwise provided in this Agreement, Seller will cause the Company not to take any of the following actions, prior to the Closing, without the prior written consent of Buyer:

(a)           issue, sell or pledge, or authorize or propose the issuance, sale or pledge of additional Interests of any class, or securities convertible into any such Interests, or any rights, warrants or options to acquire any such Interests or other convertible securities;

(b)           redeem, purchase or otherwise acquire any of its outstanding Interests;

(c)           propose or adopt any amendment to its Governing Instruments;

(d)           sell, transfer or otherwise dispose of any of its property or assets or  suffer or permit a Lien (other than a Permitted Lien) on any of its property or assets;

(e)           enter into any contract or modify or amend in any respect the LM6000 Contract;

(f)           declare, set aside or pay any distribution in respect of its Interests; or

(g)           enter into negotiations, whether written or oral, to take any of the foregoing actions.

Seller shall advise Buyer as promptly as practicable of any change by GEPP in the indicated date of the Notice of RTS.

SECTION 5.2    Commercially Reasonable Efforts.  Subject to the terms and conditions herein provided, Buyer and Seller each agrees to use all commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper and advisable under applicable laws and regulations to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.  Between the date hereof and the Closing, Seller shall give to Buyer and Buyer’s counsel and other representatives reasonable access to all of the properties, books, leases, contracts, agreements, commitments and records and to all employees and representatives of Sellers and the Company, and shall furnish Buyer with all information concerning the affairs of the Company and copies of such records and other documents as Buyer shall reasonably request.  If at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, including, without limitation, the execution of additional instruments, the parties to this Agreement shall take all such necessary action.

SECTION 5.3    Public Announcements.  Buyer and Seller will consult with each other and will mutually agree (the agreement of each party not to be unreasonably withheld) upon the content and timing of any press release or other public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation and agreement, except as may be required by applicable law or by obligations pursuant to any listing agreement with any securities exchange or any stock exchange regulations (including but not limited to the filing of any current report on Form 8-K pursuant to the Securities Exchange Act of 1934, as amended); provided, however, that Buyer and Seller will give prior notice to the other party of the content and timing of any such press release or other public statement required by applicable law or by obligations pursuant to any listing agreement with any securities exchange or any stock exchange regulations.

SECTION 5.4    Confidentiality, Access.  Wellhead, an Affiliate of Buyer, and Seller have previously entered into a confidentiality agreement dated as of June 10, 2008 (the “Confidentiality Agreement”).  The terms and conditions of the Confidentiality Agreement are incorporated into this Agreement by reference and such Confidentiality Agreement shall remain in full force and effect. Until this Agreement is terminated or the transaction contemplated hereby are closed as provided below, Seller will provide Wellhead or its designee and their representatives full access at mutually-agreed-upon reasonable times, to the properties, books and records of Company for purposes of conducting such investigations, appraisals or audits reasonably necessary or advisable under the circumstances.  In addition, the provisions of such Confidentiality Agreement shall apply on a reciprocal basis to Seller with respect to Information (as defined in  the Confidentiality Agreement) provided to Company or Seller by Wellhead.

SECTION 5.5    Delivery of Gas Turbine Prior to Closing.  If the Company is required to take delivery of the Gas Turbine prior to Closing, Buyer and Seller agree to work in good faith to develop a mutually agreeable solution for storage of the Gas Turbine until Closing.

SECTION 5.6    Resale Permits.  Seller agrees to use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do and cause to be done, all things necessary and advisable, to secure seller permits and the resale or exemption certificates to be issued under the permits for the Company from the States of California and Texas.

ARTICLE VI

CLOSING CONDITIONS

SECTION 6.1    Conditions to the Obligations of Buyer Under this Agreement.  The obligations of Buyer under this Agreement shall be subject to the satisfaction or waiver, at or prior to the Closing, of the following conditions:

(a)           Each of the obligations of Seller required to be performed by it at or prior to the Closing pursuant to this Agreement shall have been duly performed and complied with, and the representations and warranties of Seller contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing as though made at and as of the Closing (except as to any representation or warranty which specifically relates to an earlier date), and Buyer shall have received a certificate to that effect signed by Seller;

(b)           No injunction, restraining order or other ruling or order issued by any court of competent jurisdiction or Governmental Authority or other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect;

(c)           Seller shall have provided to Buyer a complete original set of the books and records of the Company and the original copies of the LM6000 Contract and the Assignment;

(d)           All the consents, approvals and releases required under this Agreement shall have been obtained (including the release of all Liens other than Permitted Liens encumbering any of the Company’s assets or any Liens encumbering the Interests including but not limited to the Lien listed on Schedule 3.12), and all payments required by Schedules 3.3 and 3.17 shall have been made and Seller shall have provided evidence satisfactory to Buyer in its sole discretion of such consents, approvals, releases and payments;

(e)           The Gas Turbine and the significant components thereof shall not have been destroyed or suffered any material damage;

(f)           Buyer shall have been provided with copies of the seller’s permits for the states of California and Texas and copies of the resale or exemption certificates issued under the permits and such permits and certificates shall be in full force and effect; and

(g)           Buyer shall have received an opinion substantially in the form of Exhibit E hereto from counsel to Seller.

SECTION 6.2    Conditions to the Obligations of Seller Under this Agreement.  The obligations of Seller under this Agreement shall be further subject to the satisfaction or waiver, at or prior to the Closing, of the following conditions:

(a)           Each of the obligations of Buyer required to be performed by it at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with, and the representations and warranties of Buyer contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made at and as of the Closing Date (except as to any representation or warranty which specifically relates to an earlier date), and Seller shall have received a certificate to that effect signed by an officer of Buyer;

(b)           No injunction, restraining order or other ruling or order issued by any court of competent jurisdiction or Governmental Authority or other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect; and

(c)           All the consents, approvals and releases provided for on Schedule 3.7 shall have been obtained.

SECTION 6.3    Release of Deposit.  If all of the conditions to Closing set forth in Article VI shall have been satisfied and Seller shall have complied with all, and shall not have breached any of the covenants applicable to Seller set forth in this Agreement, and thereafter, Buyer on the Closing Date fails to pay the Closing Payment as required by Section 7.1(c), then on the business day immediately following the Closing Date, Seller shall join Buyer in executing a “Joint Written Direction” to the Escrow Agent directing the Escrow Agent to deliver the Deposit to Seller.  In all other events, on the business day immediately following the date provided in Section 7.1, Buyer shall join Seller in executing a “Joint Written Direction” to Escrow Agent directing the Escrow Agent to deliver the Deposit  to Buyer.  The parties agree that the Escrow Deposit is a fair and reasonable approximation of the damages that would be incurred by Seller in the event of such a pre-Closing breach by Buyer and that it would not be possible to quantify the actual damages which may be incurred due to such breach.  Notwithstanding any provision in this Agreement to the contrary, the recovery of the Escrow Deposit  is the sole and exclusive remedy available to Seller due to breach of this Agreement by Buyer and all other remedies are hereby waived by Seller. THE RECEIPT AND RETENTION OF SUCH AMOUNT BY SELLER IS INTENDED TO CONSTITUTE THE LIQUIDATED DAMAGES TO SELLER PURSUANT TO THE CALIFORNIA CIVIL CODE, AND SHALL NOT BE DEEMED TO CONSTITUTE A FORFEITURE OR PENALTY WITHIN THE MEANING OF THE CALIFORNIA CIVIL CODE, OR ANY SIMILAR PROVISION. SAID AMOUNT OF LIQUIDATED DAMAGES SHALL BE IN LIEU OF ANY OTHER REMEDIES, DAMAGES OR SUMS DUE OR PAYABLE TO SELLER.

ARTICLE VII

CLOSING

SECTION 7.1    Closing.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at 10 a.m. at the offices of Orrick, Herrington & Sutcliffe, 405 Howard Street, San Francisco, California, subject to the satisfaction or waiver of the conditions set forth in Article VI, on December 8, 2008, or at such other time and place and on such other date as Buyer and Seller shall agree (the “Closing Date”).  At the Closing:

(a)           Seller shall deliver or cause to be delivered to Buyer the following:

(i)          the certificate described in Section 6.1(a);

(ii)         the certificate or certificates representing the Interests, accompanied by transfer forms, duly and validly executed by Seller, in a form acceptable to Buyer in its sole discretion; and

(iii)        all other previously undelivered documents required to be delivered by Seller to Buyer at or prior to the Closing pursuant to the terms of this Agreement.

(b)           Buyer shall deliver or cause to be delivered to Seller the following:

(i)          the certificate described in Section 6.2(a); and

(ii)         all other previously undelivered documents required to be delivered by Buyer to Seller at or prior to the Closing pursuant to the terms of this Agreement.

(c)           Buyer shall pay to Seller, by wire transfer of immediately available funds, the Seller’s Closing Payment.

ARTICLE VIII

TERMINATION AND ABANDONMENT

SECTION 8.1    Termination.  This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing:

(a)           by mutual consent of Seller and Buyer; or

(b)           by either Seller or Buyer:

(i)          if a court of competent jurisdiction or Governmental Authority shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use their best efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable; or

(ii)         if the Closing shall not have occurred on or before December 15, 2008;

provided, however, that the right to terminate this Agreement shall not be available to any party whose breach of this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date.

SECTION 8.2   Procedure and Effect of Termination.  In the event of termination and abandonment of the transactions contemplated hereby pursuant to Section 8.1, written notice thereof shall forthwith be given to the other party to this Agreement and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto.  If this Agreement is terminated as provided herein, no party hereto shall have any liability or further obligation to any other party to this Agreement resulting from such termination except (a) that the provision of Section 5.4 and this Section 8.2 and the proviso of Section 8.1(b) shall remain in full force and effect and (b) no party waives any claim or right against a breaching party to the extent that such termination results from the breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement.

ARTICLE IX

INDEMNIFICATION

SECTION 9.1    Indemnity.  Subject to the limitations set forth in Section 9.3 hereto, Seller (“Indemnifying Party”) will indemnify and hold Buyer (“Indemnified Party”) harmless from and with respect to any and all claims, liabilities, losses, damages, costs and expenses, including without limitation the fees and disbursements of counsel (collectively, “Damages”) arising out of any inaccuracies in any representation or warranty or breach of any covenant made by Seller in this Agreement and with respect to the conduct of the business of the Company up until the Closing; and Buyer (“Indemnifying Party”) will indemnify and hold Seller (“Indemnified Party”) harmless from and with respect to any and all Damages arising out of any inaccuracies in any representation or warranty or breach of any covenant made by Buyer in this Agreement and with respect to the conduct of the business of the Company from and after the Closing.  For purposes of indemnification pursuant to this Article IX, the term “Indemnified Party” shall mean Buyer or Seller, as the case may be, and its or their permitted successors and assigns, together with its or their respective shareholders, directors, officers, employees, agents and representatives.  Notwithstanding the foregoing, except for Damages arising out of, relating to or resulting from (a) fraud or willful misconduct under this Agreement or (b) any liability of the Company for taxes of any kind for the period through the Closing, the Buyer shall be entitled to indemnification hereunder only when, and only with respect to amounts by which, the aggregate of all such Damages exceeds $25,000.

SECTION 9.2    Third Party Claims.  In the event that Indemnified Party desires to make a claim against Indemnifying Party under Section 9.1 above in connection with any action, suit, proceeding or demand at any time instituted against or made upon Indemnified Party by any third party for which Indemnified Party may seek indemnification hereunder (a “Third Party Claim”), Indemnified Party shall promptly notify Indemnifying Party of such Third Party Claim and of Indemnified Party’s claim of indemnification with respect thereto.  Indemnifying Party shall have thirty (30) days after receipt of such notice to notify Indemnified Party if it has elected to assume the defense of such Third Party Claim, provided, that Indemnified Party shall in any event be entitled to take such actions as are reasonably necessary to avoid prejudicing Indemnified Party’s rights with respect to such Third Party Claim during such 30-day period while it awaits notice from Indemnifying Party.  Once Indemnifying Party elects to assume the defense of such Third Party Claim, Indemnifying Party shall be entitled at its own expense to conduct and control the defense and settlement of such Third Party Claim through counsel of its own choosing; provided that Indemnified Party may participate in the defense of such Third Party Claim with its own counsel at its own expense.  If Indemnifying Party fails to notify Indemnified Party within thirty (30) days after receipt of Indemnified Party’s notice of a Third Party Claim, Indemnified Party shall be entitled to assume the defense of such Third Party Claim at the expense of Indemnifying Party, provided, that Indemnified Party may not settle any Third Party Claim without Indemnifying Party’s consent (such consent not to be unreasonably withheld).

SECTION 9.3   Insurance.  The Indemnifying Party shall be subrogated to the rights of the Indemnified Party in respect of any insurance relating to Damages to the extent of any indemnification payments made hereunder.

SECTION 9.4    No Duplication.  Any liability for indemnification hereunder shall be determined without duplication of recovery by reason of the state of facts giving rise to such liability constituting a breach of more than one representation, warranty, covenant or agreement.

SECTION 9.5    Exclusiveness of Remedies.  From and after the Closing Date, except for any claims relating to (a) fraud under this Agreement or (b) any liability of the Company for taxes of any kind for the period through the Closing, which would have no restriction or limitation on remedy (other than as set forth in Section 10.13), the Buyer’s  remedies for breach of the representations, warranties and covenants contained herein shall be governed exclusively by this Article IX.

ARTICLE X

MISCELLANEOUS PROVISIONS

SECTION 10.1  Amendment and Modification.  This Agreement may be amended, modified or supplemented by a written instrument signed by all of the parties hereto.

SECTION 10.2  Waiver of Compliance: Consents.  Any failure of Buyer or of Seller to comply with any obligation, covenant, agreement or condition contained herein may be waived in writing by Seller or Buyer but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any other failure to comply with any obligation, covenant, agreement or condition contained herein.

SECTION 10.3  Validity.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

SECTION 10.4  Expenses and Obligations.  Except to the extent specifically provided herein, all costs and expenses incurred in connection with the consummation of the transactions contemplated by this Agreement by Buyer shall be paid by Buyer, and all costs and expenses incurred in connection with the consummation of the transactions contemplated by this Agreement by Seller shall be paid by the Company; provided, however, that all transfer taxes resulting from the transaction contemplated by this Agreement, including sales, real property, use, excise, stock stamp, documentary, filing, recording and similar taxes, filing fees and similar charges shall be borne by Seller.

SECTION 10.5  Parties in Interest.  This Agreement shall be binding upon and, except as provided below, inure solely to the benefit of each party hereto, and except as set forth in Article IX hereof, nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

SECTION 10.6  Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given upon the earlier of delivery thereof if by hand or upon receipt if sent by mail (registered or certified, postage prepaid, return receipt requested) or on the second next business day after deposit if sent by a recognized overnight delivery service or upon transmission if sent by facsimile or email transmission (with request of assurance of receipt in a manner customary for communication of such type) as follows:

(a)           If to Buyer or Company, to:

Wellhead Electric Equipment, LLC
650 Bercut Drive, Suite C
Sacramento, CA 95814
Fax:  916-447-7602

Attention:  Mr. Harold E. Dittmer

with a copy to:

Wellhead Electric Company, Inc.
650 Bercut Drive, Suite C
Sacramento, CA 95814
Attention:  Mr. Harold E. Dittmer

(b)           If to Seller, to:

MMC Energy, Inc.
26 Broadway, Suite 960
New York, N.Y. 10004
Attention:  Mr. Denis Gagnon
Fax:  (212) 785-7640

SECTION 10.7  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflicts-of-laws rules thereof.

SECTION 10.8  Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

SECTION 10.9  Headings.  The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 10.10 Entire Agreement.  This Agreement and the Confidentiality Agreement and the schedules and exhibits attached hereto a embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein.  There are no agreements, representations, warranties or covenants other than those expressly set forth herein or therein.  This Agreement and the Confidentiality Agreement and the schedules and exhibits attached hereto supersede all prior agreements and understandings between the parties with respect to such subject matter.

SECTION 10.11  Assignment.  This Agreement shall not be assigned by operation of law or otherwise.

SECTION 10.12 Survival of Representations and Warranties, Etc.  The representations and warranties of the parties contained in this Agreement shall survive the Closing until twelve (12) months after the Closing Date, except for the representations and warranties contained in Section 3.7, 3.11, 3.15 and 3.16 which shall survive until the expiration of the applicable statute of limitations; the covenants in this Agreement shall survive indefinitely.  Except as otherwise provided herein, the parties intend to shorten the statute of limitations with respect to the representations and warranties and agree that no claim may be brought against either party based upon, directly or indirectly, any of the representations and warranties contained in Article III or Article IV after such twelve month period.

SECTION 10.13 Limitation on Liability.  NOTWITHSTANDING ANYTHING CONTAINED TO THE CONTRARY IN ANY OTHER PROVISION OF THIS AGREEMENT, SELLER AND BUYER AGREE THAT THE RECOVERY BY ANY PARTY HERETO OF ANY DAMAGES SUFFERED OR INCURRED BY IT AS A RESULT OF ANY BREACH BY ANOTHER PARTY OF ANY OF ITS REPRESENTATIONS, WARRANTIES OR OBLIGATIONS UNDER THIS AGREEMENT SHALL BE LIMITED TO THE ACTUAL DAMAGES SUFFERED OR INCURRED BY THE NON-BREACHING PARTY AS A RESULT OF THE BREACH BY THE BREACHING PARTY OF ITS REPRESENTATIONS, WARRANTIES OR OBLIGATIONS HEREUNDER AND IN NO EVENT SHALL THE BREACHING PARTY BE LIABLE TO THE NON-BREACHING PARTY FOR ANY INDIRECT, CONSEQUENTIAL, SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES (INCLUDING ANY DAMAGES ON ACCOUNT OF LOST PROFITS OR OPPORTUNITIES OR BUSINESS INTERRUPTION) SUFFERED OR INCURRED BY THE NON-BREACHING PARTY AS A RESULT OF THE BREACH BY THE BREACHING PARTY OF ANY OF ITS REPRESENTATIONS, WARRANTIES OR OBLIGATIONS HEREUNDER.  For purposes of the foregoing, actual damages may however, include indirect consequential, special, exemplary or punitive damages to the extent (i) the injuries or losses resulting in or giving rise to such damages are incurred or suffered by a third party that is not an Indemnified Party or an affiliate of any Indemnified Party and (ii) such damages are recovered against an Indemnified Party by a third party that is not an Indemnified Party or an affiliate of any Indemnified Party.  This Section 10.13 shall operate only to limit a party’s liability and shall not operate to increase or expand any contractual obligation of a party hereunder or cause any contractual obligation of a party hereunder to survive longer than provided in Section 10.12.

SECTION 10.14 DISCLAIMER OF WARRANTIES AND REPRESENTATIONS.  NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN ANY OTHER PROVISION OF THIS AGREEMENT, IT IS THE EXPLICIT INTENT OF EACH PARTY HERETO THAT NEITHER SELLER NOR BUYER IS MAKING AND SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, BEYOND THOSE REPRESENTATIONS OR WARRANTIES EXPRESSLY GIVEN IN THIS AGREEMENT.

SECTION 10.15 Post-Closing; Covenants/Indemnification. Following the Closing, Buyer and Wellhead agree to use all commercially reasonable efforts to assist Seller in obtaining a release from Seller’s obligations under the payment, indemnity and bonus provisions set forth in Section 26.2(ii)(b) of the  LM6000 Contract.  If Seller does not obtain such release, any amounts that Seller becomes obligated to pay to GEPP from and after the Closing pursuant to the payment, indemnity and bonus provisions set forth in Section 26.2(ii)(b) of the LM6000 Contract shall constitute Damages to Seller for purposes of Buyer’s indemnification obligation pursuant to Article IX; provided, however, that Wellhead expressly agrees to act as the Indemnifying Party under Article IX solely in connection with such Damages under the LM6000 Contract.

SECTION 10.16 Jurisdiction and Venue.  The parties hereto agree that any suit, action or proceeding arising out of or relating to this Agreement shall be instituted only in a federal or state court located in Sacramento, California.  Each party waives any objection it may have now or hereafter to the laying of the venue of any such suit, action or proceeding, and irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding.

[SIGNATURE PAGE FOLLOWS]

           IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Wellhead Electric Equipment, LLC

By San Joaquin Dryers, LP, Managing Member
By: Fresno Cogen, Inc., its General Partner

By:	/s/ Harold E. Dittmer
Name:	Harold E. Dittmer
Title:	President

MMC Energy, Inc.

By:	/s/ Michael J. Hamilton
Name:	Michael J. Hamilton
Title:	Chairman and Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Wellhead Electric Company, Inc.

By:	/s/ Harold E. Dittmer.
Name:	Harold E. Dittmer
Title:	President